Exhibit 10.16

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of December 23, 2002, between Rackable Systems, Inc., a Delaware corporation (formerly known as Rackable Corporation) (the “Company”) and Todd Ford (“Executive”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending on the earlier of (i) the five (5) year anniversary of the date hereof (unless extended by mutual agreement of the parties) or (ii) as provided in Section 4 hereof (the “Employment Period”).

2. Position and Duties.

(a) During the Employment Period, Executive shall serve as Chief Financial Officer and Secretary of the Company, or in such other senior executive position as the Company’s Board of Directors (the “Board”), in its sole discretion, may designate from time to time, subject in each such case, to the overall direction and authority of the Board. In addition, and without further compensation, Executive shall serve as a director and/or senior executive officer of one or more of the Company’s Affiliates if requested by the Board and so elected or appointed.

(b) During the Employment Period, Executive shall report to the Board or its designee, and Executive shall devote his best efforts and his full business time, business judgment, skill, knowledge and attention to advancing the business and affairs of the Company and its Affiliates as the Board or its designee may from time to time direct and to the discharge of his duties and responsibilities hereunder, with the understanding that Executive will also devote a certain amount of time and attention to personal investment activities, and civic, charitable or religious activities (but excluding employment with any business other than the Company) so long as such activities do not interfere with Executive’s performance of his duties hereunder.

3. Base Salary and Benefits.

(a) During the Employment Period, Executive’s base salary shall be $180,000 per year (the “Base Salary”), which salary shall be payable in regular installments in accordance with the Company’s general payroll practices and shall be subject to required withholding. The Base Salary shall be reviewed by the Board for increase at least once every twelve (12) months.

(b) Executive will be eligible to receive an annual bonus (the “Bonus”) of $60,000, based upon Executive and the Company meeting targets (including revenue and profitability targets and other organizational milestones) set by the Board and agreed upon in writing by the Executive (i) which shall be consistent with Exhibit A attached hereto for fiscal year 2003 and (ii) which shall be determined by the Board and Executive annually thereafter. The Bonus (if any) shall be payable quarterly for fiscal year 2003 and annually thereafter.

(c) Executive shall be eligible to be included in all employee benefit plans, programs or arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, incentive compensation, profit sharing, bonuses, disability benefits, health and life

1.

insurance, automobile (or automobile allowance), vacation and paid holidays) to the extent established by the Company for, or made available to all its senior executives.

(d) The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(e) The Company shall grant Executive two stock options, subject to the terms and conditions of the Company’s 2002 Stock Option Plan and the Option Agreements (in forms and substance as attached hereto as Exhibit B) (the “Stock Option Agreements”) executed by Executive and the Company as a condition to the grant of such options.

(f) Without the prior written consent of Executive, the Company will not adopt any changes or amendments to its charter and bylaws provisions reducing the level of indemnification provided to its officers and directors. The Company intends to obtain Directors and Officers’ insurance (“D&O Insurance”) as soon as practicable and Executive will be covered under such D&O Insurance and other applicable insurance policies.

4. Term.

(a) The Employment Period shall begin on the date hereof and shall terminate upon the earlier of (i) the five (5) year anniversary of the date hereof (unless extended by the mutual agreement of the parties), (ii) Executive’s resignation without Good Reason, death or Disability, (iii) the termination by the Company at any time without Cause or by Executive with Good Reason, and (iv) the termination by the Company at any time with Cause.

(b) If the Employment Period is terminated by the Company without Cause or by Executive for Good Reason, the Company shall provide, and the Executive shall be entitled to receive the following: (i) his Base Salary payable in regular installments from the date of termination through the date that is six (6) months after the date of termination; and (ii) payment of COBRA premiums for the Executive and his covered dependents for a period of six (6) months after the end of the Employment Period (collectively, the “Severance Benefits”). Any such amounts payable under this Section 4(b) will be payable at such times as such amounts would have been payable had Executive not been terminated. In addition, in accordance with the Stock Option Agreement, in the event the Employment Period is terminated by the Company without Cause or by Executive for Good Reason prior to the one year anniversary of the date hereof, Executive’s stock options issued thereunder shall be deemed 20% vested. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any amounts, or provide any benefits, payable under this Section 4(b) in the event that Executive has, directly or indirectly, taken any action described in Sections 6 or 7 hereof. As a condition to the Company’s obligations (if any) to make severance payments, and provide benefits, pursuant to this Section 4(b), Executive and the Company will execute and deliver a general release for the benefit of the Company in form and substance mutually satisfactory to the Company and Executive, each of the parties acting in good faith.

(c) If the Employment Period ends for any other reason than termination by the Company without Cause or by Executive’s resignation without Good Reason, Executive shall be only entitled to receive his Base Salary through the date of termination.

2.

(d) Except as otherwise provided above, all of Executive’s rights to unvested or unearned benefits and compensation (including, without limitation, bonuses) hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination.

5. Parachute Payments. If any payment or benefit Executive would receive from the Company in connection with a change in control of the beneficial ownership of the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Executive elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive’s stock awards unless Executive elects in writing a different order for cancellation.

In addition, at the reasonable request of Executive, the Company shall use its best efforts to submit to the stockholders of the Company for approval the amount of Executive’s Payment pursuant to the requirements of Section 280(G) of the Code.

6. Confidential Information, Inventions and Intellectual Property Rights; Non-Disparagement; Confidentiality of Terms.

(a) Executive hereby acknowledges and reaffirms all of his liabilities and obligations under that certain Invention and Non-Disclosure Agreement, dated as of the date hereof, by and between the Company and Executive and attached hereto as Exhibit B.

(b) Executive agrees that Executive shall not, at any time, whether during or after Executive ceases to provide services to the Company or any of its Affiliates, make or publish any untruthful statement (orally or in writing) that intentionally libels, slanders, disparages or otherwise defaces the goodwill or reputation (whether or not such disparagement legally constitutes libel or slander) of the Company, any Subsidiary, RSI or any of their Affiliates, or its other officers, managers, directors, partners or investment professionals.

(c) The Company agrees that it shall direct its senior officers to not, at any time, whether during or after Executive ceases to provide services to the Company or any of its Affiliates, make or publish any untruthful statement (orally or in writing) that intentionally libels, slanders, disparages or otherwise defaces the goodwill or reputation (whether or not such disparagement legally constitutes libel or slander) of the Executive.

(d) Executive agrees, subject to applicable law, to treat with confidentiality the terms of this Agreement and to not disclose or discuss or release any such terms to any person or entity (except

3.

Executive’s attorneys, accountants and other consultants and Executive’s spouse who agree to keep such information confidential) without the consent of the Board.

7. Non-Solicitation.

(a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company or any of its Affiliates he shall become familiar and during his employment with the Company and RSI prior to the date hereof he has become familiar with RSI’s and the Company’s trade secrets and with other Confidential Information and Work Product concerning the Company, its Affiliates and RSI, including, without limitation, Confidential Information and Work Product and that his services have been and shall be of special, unique and extraordinary value to the Company, its Affiliates and RSI. Therefore, Executive agrees that during the period beginning on the date hereof and ending on the two (2) year anniversary of the termination of the Employment Period (the “Non-solicitation Period”), he shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company (or any of its Subsidiaries or any of its other Affiliates to which Executive provides executive services (each Subsidiary and Affiliate, together with RSI, a “Designated Affiliate”) to leave the employ of the Company or such Designated Affiliate; (ii) hire or employ any person who was an employee of the Company or any Designated Affiliate at any time during the Employment Period; (iii) call on, solicit, or service any customer, supplier, licensee, licensor or other business relation or prospective client of the Company or any Designated Affiliate with respect to products and/or services that are or have been provided by the Company or such Designated Affiliate during the twelve-month period prior to the termination of the Employment Period, or which the Company or its Designated Affiliate is currently in the process of developing; or (iv) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company or any of its Designated Affiliates to cease doing business with the Company or such Designated Affiliate. For the purposes of this Agreement, “RSI” shall mean Rackable Systems, Inc. and its predecessors, the predecessor in interest to the Company’s business.

(b) Executive acknowledges that, in the course of his employment with the Company and RSI, he has and will become familiar with the Confidential Information and Work Product of the Company and its Designated Affiliates. Executive further acknowledges that the scope of the business of the Company and its Designated Affiliates is independent of location (such that it is not practical to limit the restrictions contained in this Section 7 to a specified county, city, or part thereof) and that, therefore, as a senior executive of the Company or one of its Designated Affiliates, Executive has and will have direct or indirect responsibility, oversight or duties with respect to all of the businesses of the Company and its Designated Affiliates and its and their current and prospective employees, vendors, customers, clients and other business relations, and that, accordingly, the restrictions contained in this Section 7 are reasonable in all respects and necessary to protect the goodwill and Confidential Information and Work Product of the Company and its Designated Affiliates and that, without such protection, the Company’s and its Designated Affiliates’ customer and client relations and competitive advantage would be materially adversely effected. It is specifically recognized by Executive that his services to the Company and its Designated Affiliates are special, unique, and of extraordinary value, that the Company and its Subsidiaries have a protectable interest in prohibiting Executive as provided in this Section 7, that Executive is significantly responsible for the growth and development of the Company and its Designated Affiliates and the creation and preservation of their goodwill, and that money damages are insufficient to protect such interests, that such prohibitions would be necessary and appropriate without regard to payments being made to Executive hereunder, and that the Company would not enter this Agreement with Executive without the restrictions contained in this Section 7. Executive further acknowledges that the restrictions contained in this Section 7 do not impose an undue hardship on him. Executive agrees that each provision of this Section 7 shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Section 7 is held to be invalid, illegal or unenforceable in any

4.

respect under any applicable law by which this Agreement is governed, such invalidity, illegality or unenforceability shall not affect any other provision of this Section 7; provided that such provision shall be construed to give effect to the parties intent of such provision to the maximum extent permitted by applicable law.

8. Enforcement. If, at the time of enforcement of Section 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, and for the other reasons set forth herein, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of any of Section 6 or 7 of this Agreement that is continuing, the Company, its successors or assigns and any third-party beneficiary to this Agreement may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of Section 7, the Non-Solicitation Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in this Section 8 are reasonable. Except as provided by applicable law, the enforceability and scope of this Agreement shall not be limited on the ground that the termination of Executive’s employment was initiated by the Company.

9. Other Businesses. Except as expressly provided for herein, as long as Executive is employed by the Company or any of its Subsidiaries, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company, any of its Affiliates or any corporation, partnership or other Person in which the Company or any of its Affiliates has an equity interest; provided that this Section 9 shall not restrict Executive’s ability to devote a certain amount of time and attention to personal investment activities, and civic, charitable or religious activities in accordance with Section 2(b) above (but excluding employment with, or service to, any business other than the Company).

10. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement or noncompete agreement, or any confidentiality agreement inconsistent with this Agreement, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

11. Definitions.

“Affiliate” shall mean any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another Person. For purposes hereof, “control” means the power to vote or direct the voting of sufficient securities or other interests to elect a majority of the directors or to control the management of another Person.

“Base Salary” has the meaning set forth in Section 3(a).

5.

“Cause” shall mean (i) the commission of a felony or other crime, in each case involving moral turpitude, (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iii) any act or omission involving dishonesty that causes material injury to the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iv) gross negligence with respect to the Company or any of its Subsidiaries, (v) willful misconduct with respect to the Company or any of its Subsidiaries, (vi) failure to perform his responsibilities and duties to the Company or any of its Affiliates, (vii) non-satisfactory performance of Executive’s duties and obligations to the Company in the good faith determination of the Board, provided that such non-satisfactory performance is due to events that are within Executive’s control, or (viii) any other material breach of this Agreement or any other agreement referred to herein between the Executive and the Company or any of its Affiliates referred to herein; provided that it shall only be deemed “Cause” pursuant to clauses (iv), (v), (vi) or (vii) if Executive is given written notice describing the basis of Cause and fails to cure within thirty (30) days.

“Confidential Information” shall mean the information, observations and data (including, without limitation, trade secrets, know-how, research and product plans, customer lists, software, inventions, processes, formulas, technology, designs, drawings, specifications, marketing and advertising materials, distribution and sales methods and systems, sales and profit figures and other technical or business information) disclosed or otherwise revealed to Executive, or discovered or otherwise obtained by Executive, directly or indirectly, while employed by RSI (if so employed), the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Affiliates. Confidential Information shall not include information which now or hereinafter becomes known to the public through no fault (directly or indirectly) of Executive.

“Designated Affiliate” has the meaning set forth in Section 7(a).

“Disability” shall mean any physical or mental incapacitation which results in Executive’s inability to perform his duties and responsibilities for the Company for a total of 90 days during any twelve-month period, as determined by the Board in its sole discretion.

“Employment Period” has the meaning set forth in Section 4(a).

“Good Reason” shall mean (i) a reduction by the Company of Executive’s Base Salary, (ii) the Company’s breach of Section 3 hereof, or (iii) the relocation of Executive to a facility or location more than fifty (50) miles from Executive’s then present location, each without Executive’s express written consent; provided that it shall only be deemed “Good Reason” pursuant to clause (ii) if the Company is given written notice describing the basis of breach and fails to cure within thirty (30) days.

“Non-Solicitation Period” has the meaning set forth in Section 7(a).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiaries” shall mean any Person of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a Person other than a corporation, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company and its Subsidiaries shall be deemed to have

6.

a majority ownership interest in a Person that is not a corporation if the Company and its Subsidiaries, on a collective basis, shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

“Work Product” shall mean any and all inventions, innovations, improvements, original works of authorship, developments, concepts, methods, trade secrets, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or registrable under copyright or similar laws) which are solely or jointly conceived, developed, made or reduced to practice, or caused to be conceived, developed, made or reduced to practice, by Executive while employed by RSI (if so employed), the Company or any of its Affiliates.

12. Survival. Sections 6 and 7 shall survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

13. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed by first class mail (return receipt requested), or sent by overnight courier service, to the recipient at the address indicated below:

Notices to Executive:

Todd Ford

3457 Bryant Street

Palo Alto, CA

Facsimile:

Notices to the Company:

Rackable Systems, Inc.

721 Charcot Avenue

San Jose, CA 95131

Facsimile:     (408) 321-0293

Attention:     Chief Executive Officer

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision; provided that such provision shall be construed to give effect to the parties intent of such provision to the maximum extent permitted by applicable law.

15. Complete Agreement. This Agreement, including its exhibits and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7.

16. Insurance. Each of the Company and its Affiliates, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. In addition, Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.

17. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

18. Further Assurances. Executive and the Company shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

19. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. The use of the words “or,” “either” and “any” shall not be exclusive.

20. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

21. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign their rights or delegate their obligations hereunder without the prior written consent of the Company. It is hereby expressly agreed that the Affiliates of the Company are intended to be third-party beneficiaries to this Agreement, and are entitled to enforce the rights and remedies of the Company hereunder.

22. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the state of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

23. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (with Board approval) and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

24. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or

8.

thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

25. Dispute Resolution. Other than with respect to suits for injunctive or other equitable relief, any dispute under this Agreement shall be resolved by instituting, after thirty (30) days written notice to the other party, an arbitration to be conducted in San Francisco, California in accordance with the Commercial Arbitration Rules (except as modified below) of the American Arbitration Association and with the Expedited Procedures thereof (collectively, the “Rules”). Each of the parties hereto agrees that such arbitration shall be conducted by a panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by the Executive and one of whom is mutually agreeable to the arbitrators selected by the Company and Executive; provided that such arbitrators shall each be a retired judge or other qualified person with relevant experience in deciding cases concerning the matter which is the subject of the dispute. The arbitrators shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. In rendering such decision, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement and shall make their determinations in accordance therewith. Any award rendered by the arbitrators shall be final, binding and sole and exclusive with respect to the subject matter thereof and judgment may be entered on it in any court of competent jurisdiction. The losing party shall pay the fees and expenses of both parties and the arbitrators, and the arbitrators shall resolve any fee disputes. Notwithstanding the provisions of this Section 25, nothing herein shall be construed in such a manner as to prevent the Company from terminating Executive in accordance with the terms of this Agreement.

*         *         *         *         *

9.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

RACKABLE SYSTEMS, INC.
(f/k/a Rackable Corporation)

By:	/s/ Tom Barton

Its:	CEO

/s/ Todd Ford
Todd Ford

EXHIBIT A

Bonus Targets

A-1

Exhibit A

2003 Executive Bonus Plan

Tom Barton and Todd Ford (each “Executive” and together “Executives”) shall each be eligible to receive a bonus, in total not to exceed $60,000 per Executive, in accordance with the schedule delineated below:

Metric	Maximum Bonus per Executive Paid on 6/30/03	Maximum Bonus per Executive Paid on 12/31/03	Maximum Bonus per Executive Paid in 2003
Achieving the goals as laid out in the 100 Days Plan*	$15,000	$0	$15,000
2003 Revenue of at least $63 million and 2003 EBITDA of at least $7.5 million	$0	$15,000	$15,000
2003 Revenue of at least $70 million and 2003 EBITDA of at least $9.5 million	$0	$30,000, prorated from 0-100% based on the lower of 2003 Revenue from $63-70MM and 2003 EBITDA from $7.5-9.5MM	$30,000
Total Bonus Paid	$15,000	$45,000	$60,000

*Note: To be mutually agreed upon by Executives and Parthenon Capital by January 15th, 2003.

For illustrative purposes, several examples have been included below:

Example 1: The goals of the 100 Day Plan are achieved, 2003 Revenue is $65MM, and 2003 EBITDA is $6MM.

Result: Each Executive will receive a $15,000 bonus for achieving the goals of the 100 Days Plan.

Example 2: The goals of the 100 Day Plan are achieved, 2003 Revenue is $65MM, and 2003 EBITDA is $8.0MM.

Result: Each Executive will receive a $37,500 bonus. $15,000 will be based on the Executives completing the 100 Day Plan, $15,000 will be earned for exceeding $63MM of Revenue and $7.5MM of EBITDA, and $7,500 will be earned for exceeding the hurdle on the second metric. The calculation of the $7,500 is based on the Executives achieving 25% of the EBITDA hurdle [(8.0-7.5) / (9.5-7.5)] as it was lower than the 28.6% achievement of the Revenue hurdle [(65-63) / (70-63)].

EXHIBIT B

Form of Option Plan and Stock Option Agreements

B-1

EXHIBIT C

Invention and Non-Disclosure Agreement

C-1

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made as of December 23, 2002, by and between Rackable Systems, Inc., a Delaware corporation (f/k/a Rackable Corporation) (the “Company”) and Todd Ford (“Executive”). Any capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Section 2 hereof.

The Company and Executive desire to enter into an agreement pursuant to which the Company will grant Executive a stock option (“Option”) as provided herein under the Rackable Systems, Inc. 2002 Stock Option Plan (the “2002 Plan”), a copy of which is attached hereto as Exhibit A. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended to the extent it so qualifies. Upon exercise of the Option pursuant to the terms set forth herein, Executive will receive 500,000 shares (subject to adjustment as set forth herein) of the Company’s Common Stock $.001 par value per share (the “Common Stock”).

In consideration for the promises contained herein and the mutual obligations of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, hereby agree as follows:

1. Term. Upon execution of this Agreement, the Company shall grant Executive the Option to purchase 500,000 shares of Common Stock (the “Option Shares”) at an exercise price of $1.4290 per share (the “Exercise Price”). The Exercise Price is payable upon exercise of the Option in accordance with Section 2 below. The Option shall expire at the close of business on December 20, 2012 (the “Expiration Date”), subject to the terms and conditions herein (including earlier termination provisions as provided in Section 5(b) and 5(c) below).

2. Exercise of Option. Upon the exercise of the Option granted pursuant to Section 1 above, Executive will receive shares of Common Stock upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Except as otherwise provided in Section 4(b) below, the Company will deliver to Executive copies of the certificates representing such Option Shares, and Executive will deliver to the Company the Exercise Agreement and the Option Price by (i) cashier’s or certified check, (ii) wire transfer of immediately available funds, (iii) cash in an amount equal to such Option Price, (iv) in the Company’s sole discretion at the time the Option is exercise and after a Public Offering, pursuant to Regulation T Program as defined in rules promulgated by the Federal Reserve Board if such a program is adopted by the Company, or (v) any other form of legal consideration that may be acceptable to the Board.

3. Definitions. For purposes of this Agreement, the following terms have the indicated meanings:

“Affiliate” means any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Company.

“Board” means the Company’s Board of Directors.

1.

“Cause” shall mean (i) the commission of a felony or other crime, in each case involving moral turpitude, (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iii) any act or omission involving dishonesty that causes material injury to the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iv) gross negligence with respect to the Company or any of its Subsidiaries, (v) willful misconduct with respect to the Company or any of its Subsidiaries, (vi) failure to perform his responsibilities and duties to the Company or any of its Affiliates, (vii) non-satisfactory performance of Executive’s duties and obligations to the Company in the good faith determination of the Board, provided that such non-satisfactory performance is due to events that are within Executive’s control, or (viii) any other material breach of this Agreement or any other agreement referred to therein between the Executive and the Company or any of its Affiliates referred to herein; provided that it shall only be deemed “Cause” pursuant to clauses (iv), (v), (vi) or (vii) if Executive is given written notice describing the basis of Cause and fails to cure within thirty (30) days.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” means the Stock Option Committee, or such other committee of the Board which may be designated by the Board to administer the 2002 Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the 2002 Plan shall be vested in and exercised by the Board.

“Common Stock” shall mean the Company’s Common Stock $.001 par value per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Disability” means the incapacity of Executive, due to injury, illness, disease, or bodily or mental infirmity, to perform substantially all of Executive’s usual duties of employment with the Company, such Disability to be determined by the Company in good faith.

“Employment Agreement” means the employment agreement by and between the Executive and the Company of even date with this Agreement.

“Fair Market Value” means the fair value of such Option Shares determined in good faith by the Board based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of holder other than Executive (except for the Company or Parthenon and, to the extent that Executive is

2.

permitted to transfer Option Shares pursuant to Section 7 or 10, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

“Original Cost” means the Exercise Price, as adjusted for stock splits, stock dividends and the like.

“Parthenon” means Rackable Investment LLC, a Delaware limited liability company, and/or any of its Subsidiaries, affiliates, or successors and assigns.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Public Offering” means a public offering and sale of common equity securities of the Company pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an Executive benefit plan.

“Sale of the Company” means (i) a sale of all or substantially all of the consolidated assets of the Company to any Person or (ii) the transfer or other disposition to any Person or group of Persons (as the term “group” is defined in the Securities Exchange Act of 1934) (other than Parthenon or any affiliate thereof) of outstanding equity securities (whether by sale, issuance, merger, consolidation, reorganization, combination or otherwise) of the Company such that after giving effect to such transfer, such Person or group of Persons would own or control the right to elect at least a majority of the members of the Board.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

“Termination Date” means the date as of which Executive is no longer employed by the Company for any reason.

3.

4. Vesting.

(a) The Option shall vest with respect to the Applicable Percentage (as defined herein) of Option Shares if and only so long as Executive is and has continued to be employed by the Company or any of its Subsidiaries through such vesting date. The Applicable Percentage shall mean that the Option shall vest over five (5) years with 20% of the Option Shares vesting on the first anniversary of the effective date of the Employment Agreement and 1/60th of the Option Shares vesting on a monthly basis thereafter until the Option is 100% vested (i.e., over four years). Notwithstanding anything to the contrary herein, the Applicable Percentage shall not increase once the Executive ceases to be employed by the Company or its Subsidiaries except and solely to the extent provided in the Employment Agreement; provided, however, that if Executive’s continuous service with the Company or its Subsidiaries is involuntarily terminated without Cause prior to the first anniversary of the effective date of the Employment Agreement, the Option shall be 20% vested as of the termination date.

(b) Until such time as the Option has expired pursuant to this Agreement, Executive may exercise the Option pursuant to Section 2 above whether or not such Option has vested pursuant to subsection (a) above: provided that Executive shall enter into a restricted stock agreement with respect to such Option Shares in form and substance satisfactory to the Board in its sole discretion (it being understood that such restricted stock agreement will provide, among other things, that the Option Shares issued in respect of the unvested portion of the Option will continue to be subject to vesting (pursuant to the same vesting schedule as provided in subsection (a) above), the untested Option Shares shall be subject to repurchase at the lower of Original Cost and Fair Market Value and Executive shall grant a proxy to give to Parthenon the vote for all of the unvested Option Shares in Parthenon’s sole discretion.

5. Expiration of Option.

(a) Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date set forth in Section 1 above.

(b) Early Expiration Upon Termination of Service. Any portion of the Option that was not vested and exercisable on the date Executive’s employment with the Company terminated shall expire and be forfeited on such date. Any portion of the Option that was vested and exercisable but unexercised on the date Executive’s employment the Company terminated shall also expire and be forfeited; provided that: (i) if Executive is discharged for Cause, the Option must be exercised within 15 days after the date of his discharge or resignation, (ii) if Executive is discharged other than for Cause and other than by reason of death or Disability, or resigns, the Option must be exercised within 3 months after the date of his discharge or resignation, (iii) if Executive dies while employed by the Company, the Option must be exercised within 18 months after the date of his death, and (iv) if Executive’s employment terminates due to his Disability, the Option must be exercised within 12 months after the date his employment is terminated. Notwithstanding the foregoing, in no event shall the Option remain exercisable after the Expiration Date.

(c) Sale of the Company. If Executive has been continuously employed by the Company from the date of this Agreement until a Sale of the Company, the portion of

4.

Executive’s outstanding Option which has not become vested at the date of such event shall immediately vest and become exercisable with respect to 100% of the Option Shares simultaneously with the consummation of the Sale of the Company, Executive’s Options shall be assumed, substituted or continued by the surviving company following the Sale of the Company only if agreed to by the surviving corporation on terms satisfactory to the Board, and if such Executive’s Option is not assumed, substituted or continued, then that portion of the Option that has not been exercised prior to or in connection with the Sale of the Company, shall expire and be forfeited on such date.

6. Procedure for Exercise. Subject to Section 4(b), Executive may exercise all or any portion of the Option at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company’s Secretary) and his written acknowledgement that such Executive has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Executive regarding the Company, together with payment of the Option Price in full in accordance with the provisions of Section 2 above, plus any withholding tax required in connection with such exercise. In addition to satisfying all other conditions to exercise set forth in the 2002 Plan and this Agreement, (i) Executive shall permit the Company to deliver to such Executive all financial and other information regarding the Company it believes necessary to enable such Executive to make an informed investment decision; (ii) Executive shall make all customary investment representations which the Company requires; and (iii) if Executive is a resident of a community property jurisdiction, Executive shall deliver an executed spousal consent in the form of Exhibit B hereto.

7. Right to Purchase Option Shares For Certain Actions.

(a) Repurchase Right. In the event of a “Repurchase Event” (as defined below) all or any portion of the Option Shares (whether held by Executive or one or more transferees, other than the Company, Parthenon or a bona fida purchaser following a Public Offering or a Sale of the Company) will be subject to repurchase by the Company and/or Parthenon pursuant to the terms and conditions set forth in this Section 7 (the “Repurchase Option”). In connection with each Repurchase Event (if any), the Company and Parthenon shall have the right to purchase all or a portion of the Option Shares at a price equal to the Original Cost thereof.

(b) Repurchase Event. For purposes of this Agreement, a Repurchase Event means any one of the following events:

(i) If at any time from the effective date of the Employment Agreement through the two (2) year anniversary of the Termination Date, Executive directly or indirectly through another entity (A) induces or attempts to induce any employee of the Company (or any of its Subsidiaries or any of its other Affiliates to which Executive provides executive services (each Subsidiary and Affiliate, together with RSI, a “Designated Affiliate”) to leave the employ of the Company or such Designated Affiliate; (B) hires or employs any person who was an employee of the Company or any Designated Affiliate at any time during the from the effective date of the Employment Agreement through the Termination Date; (C) calls on, solicits, or services any customer, supplier, licensee, licensor or other business relation or

5.

prospective client of the Company or any Designated Affiliate with respect to products and/or services that are or have been provided by the Company or such Designated Affiliate during the twelve-month period prior to the Termination Date, or which the Company or its Designated Affiliate is currently in the process of developing; or (D) induces or attempts to induce any customer, supplier, licensee, licensor or other business relation of the Company or any of its Designated Affiliates to cease doing business with the Company or such Designated Affiliate. Notwithstanding the foregoing, a Repurchase Event will not occur if Todd Ford and Tom Barton elect to work together following their termination of employment with the Company, and do not otherwise take any of the actions described in this Section 7(b)(i), and provided further that such collaboration is not a Repurchase Event under Sections 7(b)(ii) or 7(b)(iii) below. For the purposes of this Agreement, “RSI” shall mean Rackable Systems, Inc. and its predecessors, the predecessor in interest to the Company’s business.

(ii) If at any time from the effective date of the Employment Agreement through the two (2) year anniversary of the Termination Date, Executive intentionally uses, discloses or misappropriates the intellectual property or other confidential information of the Company and such use, disclosure or misappropriation causes material harm to the Company.

(iii) If at any time from the Termination Date through the two (2) year anniversary of the Termination Date, Executive provides services to any person entity that provides substantially similar services and/or products as the Company on the Termination Date of during the twelve-month period prior to the Termination Date.

(iv) Nothing contained in this Option Agreement shall affect any of the Company’s rights or the Executive’s obligations under his employment agreement with the Company or any other agreements related thereto.

(c) Repurchase Procedures. The Company may elect or decline to exercise the Repurchase Option by delivering written notice (the “Repurchase Notice”) to the holder or holders of the applicable Option Shares within 90 days after the Repurchase Event. The Company may elect to purchase all or any portion of the Option Shares. The Repurchase Notice will set forth the number of Option Shares to be acquired from such holder(s), the aggregate consideration to be paid for such holder’s Option Shares and the time and place for the closing of the transaction. If any Option Shares are held by any transferees of Executive, the Company will purchase such Option Shares elected to be purchased from such holder(s), pro rata according to the number of Option Shares held by such holder(s) at the time of delivery of the Repurchase Notice (determined as nearly as practicable to the nearest share of Option Shares).

(d) Parthenon Repurchase. If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option, Parthenon shall be entitled to exercise the Repurchase Option for all or any portion of the Option Shares that the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, but not later than 90 days following the Repurchase Event, the Company shall give written notice (the “Option Notice”) to Parthenon and Executive setting forth the number of Available Shares and the purchase price for the Available Shares. Parthenon may elect to purchase any or all of the Available Shares by giving written

6.

notice to the Company and Executive within one month after the Option Notice has been given by the Company. As soon as practicable thereafter, the Company shall notify each holder of Option Shares as to the number of shares being purchased from such holder by Parthenon (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Option Shares, the Company shall also deliver written notice to Parthenon setting forth the number of shares Parthenon is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

8. Closing of Repurchase. The closing of a repurchase transaction will take place on the date(s) designated by the Company in the Repurchase Notice and Supplemental Repurchase Notice, as the case may be. The Company will pay for any Option Shares to be purchased pursuant to a Repurchase Option by first offsetting any amounts outstanding under any bona fide debts owed by Executive (or one or more of Executive’s transferees, other than the Company, Parthenon, or a bona fida purchaser following a Public Offering or a Sale of the Company) to the Company or any of its Affiliates and will pay the remainder of the purchase price by a certified or cashier’s check or wire transfer of funds in the aggregate amount of the purchase price for such Option Shares. Parthenon will pay for Option Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive (or one or more of Executive’s transferees, other than the Company, Parthenon or a bona fida purchaser following a Public Offering or a Sale of the Company) to Parthenon or any of its Affiliates and will pay the remainder of the purchase price by a certified or cashier’s check or wire transfer of funds in the aggregate amount of the purchase price for such Option Shares. Executive acknowledges that all repurchases of Option Shares will be subject to applicable restrictions and covenants contained in applicable law and in the Company’s and its affiliates financing agreements. Notwithstanding anything to the contrary contained herein, if (A) any such restrictions or covenants contained in such financing agreements or applicable law prohibit the repurchase by cash of Option Shares hereunder which the Company is otherwise entitled to make, or such repurchase for cash would result in a default or acceleration under such financing agreements, or (B) the Company does not have adequate cash availability (as determined in its sole discretion) (collectively, the “Repurchasing Circumstances”), then the Company will not be required to make such repurchase (and may defer making such repurchase even though it has exercised the Repurchase Option) until promptly following the date that the Repurchasing Circumstances cease to exist or until the completion of the nine month period following the Repurchase Event, whichever is earlier.

9. Restrictions on Transfer of Option Shares.

(a) Non-Transferability of Option. The Option is personal to Executive and is not transferable by Executive other than by will or the laws of descent and distribution. During such Executive’s lifetime only Executive (or his guardian or legal representative) may exercise the Option. In the event of such Executive’s death, the Option may be exercised only (i) by the executor or administrator of Executive’s estate or the person or persons to whom Executive’s rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that Executive was entitled hereunder at the date of such Executive’s death.

7.

(b) Transfer of Option Shares. Executive shall not sell, pledge, transfer or otherwise dispose (a “Transfer”) any interest in any Option Shares unless Executive obtains the prior written consent of the Board.

10. Additional Restrictions on Transfer.

(a) Legend. The certificates, if any, representing the Option Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER. CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND TODD FORD DATED DECEMBER     , 2002 PURSUANT TO WHICH THEY WERE ORIGINALLY ISSUED, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Option Shares.

(b) Transfer Requirement. No holder of Option Shares may Transfer any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer and that such Transfer is in compliance with the provisions herein. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Option Shares will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates (in the event such Option Shares are certificated) for such securities which do not bear the Securities Act legend set forth in Section 10(a).

(c) Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. Executive hereby represents that when such Executive exercises his Option Executive shall be purchasing Option Shares for his own account and not on behalf of others. Executive understands and acknowledges that federal and state securities laws govern and restrict such Executive’s right to Transfer any Option Shares unless such Transfer thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Subject to the terms and conditions set forth in this Agreement, Executive hereby agrees that he shall not

8.

Transfer any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law.

11. Approved Sale.

(a) In the event of an Approved Sale (as defined below), each holder of Option Shares will vote for, consent to and raise no objections against such Approved Sale, provided that such holders participating in such Approved Sale will, upon the consummation of such Approved Sale, be entitled to receive the same type of consideration as to be received by the preferred stockholders of the Company and provided further that, if there is more than one type of consideration, that each type of consideration be allocated proportionately among the preferred stockholders of the Company and such holders based upon the total value of consideration to be received by the preferred stockholders and such holders in the transaction. If the Approved Sale is structured (x) as a merger or consolidation, each such holder of Option Shares will waive any dissenters rights, appraisal rights or similar rights in conjunction with such merger or consolidation or (y) as a sale of equity, each such holder of Option Shares will agree to sell up to all of such Option Shares on the terms and conditions approved by the Company, and (z) as a sale of assets, each such holder of Option Shares will vote in favor of any subsequent liquidation or other distribution of the proceeds therefrom as approved by the Board. Each holder of Option Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by Parthenon (including, without limitation, by executing and delivering definitive agreements with respect thereto). An “Approved Sale” means any transaction approved by Parthenon or the Board involving a sale of over 50% of the assets of the Company or any direct Subsidiary thereof or of equity with over 50% of the voting power of the Company or of any direct Subsidiary thereof (whether by merger, consolidation, recapitalization, transfer of equity securities or otherwise), or any such transaction involving any other Subsidiary.

(b) Upon the consummation of the Approved Sale, each holder of Option Shares participating in such Approved Sale will receive the same portion of the aggregate consideration available to be distributed to the common stockholders of the Company (in their capacity as such) that such holders participating in such sale (in their capacity as stockholders of the Company) would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately before such Approved Sale (a “Liquidation”) (and, in the event of a sale of stock, assuming that the only securities of the Company outstanding were those shares of capital stock involved in such sale), and assuming that the holders of convertible securities had converted their shares if by converting such holders would have received more proceeds upon a Liquidation (for the purposes of clarity, any holders of options or warrants shall only be entitled to receive proceeds in respect thereof if such options or warrants are exercised in connection with such Approved Sale).

(c) Each holder of Option Shares will be obligated to join on a pro rata basis (applied such that after giving effect thereto, the aggregate consideration paid to each such

9.

holder would comply with the provisions of Section 10(b)) in any purchase price adjustments, indemnification or other obligations that the sellers of Option Shares are required to provide in connection with the Approved Sale (other than any such obligations that relate solely to a particular holder of Option Shares, such as indemnification with respect to representations and warranties given by a holder regarding such holder’s title to and ownership of Option Shares, in respect of which only such holder will be liable) (and, without limiting the foregoing, in the Company’s sole discretion, the proceeds with respect to an Approved Sale may be withheld from any holder pending the execution of such documents or posting of security as the Board deems necessary to cover any purchase price adjustments, indemnification or other such obligations of the Company or such holder).

(d) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Option Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Option Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Option Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(e) Each holder of Option Shares will bear their pro rata share (applied such that after giving effect thereto, the aggregate consideration paid to each such holder would comply with the provisions of Section 10(b)) of the costs of any sale of such Option Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Option Shares participating in such Approved Sale and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Option Shares on their own behalf will not be considered costs of the transaction hereunder; it being understood that the fees and disbursements of one counsel chosen by Parthenon will deemed for the benefit of all holders of Option Shares participating in such Approved Sale.

(f) If any holder of Option Shares fails to deliver any certificates representing its Option Shares as required by this Section 10, such holder (i) will not be entitled to the consideration that such holder would otherwise receive in the Approved Sale until such holder cures such failure by providing the Company with reasonably satisfactory evidence (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing his or its Option Shares, and indemnify in respect thereto which is reasonably satisfactory to the Company (provided that, after curing such failure, such holder will be so entitled to such consideration without interest), (ii) will be deemed, for all purposes, no longer to be a stockholder of the Company and will have no voting rights, (iii) will not be entitled to any dividends or other distributions declared after the Approved Sale with respect to the Option Shares held by such holder, (iv) will have no other rights or privileges granted to the holder of Option Shares under this or any future agreement, and (v) in the event of liquidation of the Company, such holder’s rights with respect to any consideration that such

10.

holder would have received if such holder had complied with this Section 11, if any, will be subordinate to the rights of any equity holder.

(g) The provisions of this Section 11 shall terminate upon a Public Offering.

12. Holdback Agreement. Before and after the effective date of any underwritten Public Offering, no holder of Option Shares will effect any sale or distribution of Option Shares during the period designated by the underwriters managing such underwritten Public Offering.

13. Conformity with 2002 Plan. The Option granted hereunder is intended to conform in all respects with, and is subject to all applicable provisions of, the 2002 Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the 2002 Plan shall be resolved in accordance with the terms of the 2002 Plan. By executing and returning the enclosed copy of this Agreement. Executive acknowledges his receipt of this Agreement and the 2002 Plan and agree to be bound by all of the terms of this Agreement and the 2007 Plan.

14. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Executive’s employment at any time (with or without Cause), nor confer upon Executive any right to continue in the employ of the Company for any period of time or to continue Executive’s present (or any other) rate of compensation, and in the event of Executive’s termination of employment (including, but not limited to, termination by the Company without Cause) any portion of the Option that was not previously vested and exercisable shall be forfeited. Nothing in this Agreement shall confer upon Executive any right to be selected again as a 2002 Plan participant, and nothing in the 2002 Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to the Option upon the occurrence of subsequent events except as provided in Section 16 below.

15. Indemnification and Reimbursement of Payments on Behalf of Executive. It shall be a condition of the exercise of any Option that Executive shall make appropriate payment of, and the Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive, any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock (including the Option and any Option Shares). In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid by the Company and its Subsidiaries for any such Taxes, together with any interest, penalties and related expenses thereto.

16. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under the Option, make such adjustments in the number and type of shares authorized by the 2002 Plan, the number and type of shares covered by the Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

11.

17. Power of Attorney. Executive constitutes, appoints and grants the Company with full power to act as its true and lawful representative and attorney-in-fact, in its name place and stead to assign and transfer the Option Shares to the appropriate acquirer thereof pursuant to Section 7 and 11 above and under no other circumstances and to take all related actions and execute all related documents and instruments on behalf of Executive in furtherance of the foregoing. The powers of attorney granted herein shall be deemed to be coupled with an interest and irrevocable.

18. Notices. Any notice hereunder to the Company shall be addressed to the Company’s principal executive office. Attention: President with a copy to Parthenon, 200 State Street, 8th Floor, Boston Massachusetts 02109, Attention: Will Kessinger, Managing Director and Brian Golson, Principal, telephone Number: (617) 478-7000, telecopier Number: (617) 478-7010 and any notice hereunder to Executive shall be addressed to Executive at Executive’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all Persons lawfully claiming under Executive.

20. Governing Law. The validity, construction, interpretation, administration and effect of this Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

21. Company References. All rights of the Company and its affiliates hereunder, may at the request of the Company or such affiliates, be exercised in whole or in part by one or more of affiliates or designees of the Company or its affiliates.

22. Construction. References herein to this Agreement and any other agreement shall be references to such agreement, as amended, modified, supplemented or waived from time to time.

*         *         *         *         *

12.

IN WITNESS WHEREOF, the Company and Executive have executed this Option Agreement as of the date first above written.

RACKABLE SYSTEMS, INC.

By:	/s/ Tom Barton
Name:	Tom Barton
Its:	CEO

EXECUTIVE:

/s/ Todd Ford
Todd Ford

1.

Exhibit A

2002 Stock Option Plan

See attached

1.

Exhibit B

CONSENT

The undersigned spouse hereby acknowledges that I have read the following agreements to which my spouse is a party:

___	Rackable Systems, Inc. 2002 Option Plan
___	Rackable Systems, Inc. Option Agreement

and that I understand their contents. I am aware that the such agreements provide for the repurchase of my spouse’s Option Shares of Rackable Systems, Inc., a Delaware corporation (the “Company”) under certain circumstances and imposes other restrictions on such Option Shares. I agree that my spouse’s interest in the Option Shares is subject to the agreement referred to above and the other agreements referred to therein and any interest I may have in such Option Shares shall be irrevocably bound by such agreement and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by such agreement.

The undersigned spouse irrevocably constitutes and appoints [            ], who is the spouse of the undersigned spouse (the “Securityholder”) as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Option Shares of the Company in which the undersigned now has or hereafter acquires any interest in (including but not limited to the right, without further signature, consent or knowledge of the undersigned spouse, to exercise amendments and modifications of and to terminate the aforementioned agreement and to dispose of any and all such shares of Option Shares), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Securityholder, or dissolution of marriage and this proxy will not terminate without consent of the Securityholder and the Company:

Securityholder:	Spouse of Securityholder:

Signature	Signature

Printed Name	Printed Name

1.

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made as of December 23, 2002, by and between Rackable Systems, Inc., a Delaware corporation (f k a Rackable Corporation) (the (“Company”) and Todd Ford (“Executive”). Any capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Section 2 hereof.

The Company and Executive desire to enter into an agreement pursuant to which the Company will grant Executive a stock option (“Option”) as provided herein under the Rackable Systems, Inc. 2002 Stock Option Plan (the “2002 Plan”), a copy of which is attached hereto as Exhibit A. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended to the extent it so qualifies. Upon exercise of the Option pursuant to the terms set forth herein, Executive will receive 750,000 shares (subject to adjustment as set forth herein) of the Company’s Common Stock $.001 par value per share (the “Common Stock”).

In consideration for the promises contained herein and the mutual obligations of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, hereby agree as follows:

1. Term. Upon execution of this Agreement, the Company shall grant Executive the Option to purchase 750,000 shares of Common Stock (the “Option Shares”) at an exercise price of $0.476 per share (the “Exercise Price”). The Exercise Price is payable upon exercise of the Option in accordance with Section 2 below. The Option shall expire at the close of business on December 20, 2012 (the “Expiration Date”), subject to the terms and conditions herein (including earlier termination provisions as provided in Section 5(b) and 5(c) below).

2. Exercise of Option. Upon the exercise of the Option granted pursuant to Section 1 above, Executive will receive shares of Common Stock upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Except as otherwise provided in Section 4(b) below, the Company will deliver to Executive copies of the certificates representing such Option Shares, and Executive will deliver to the Company the Exercise Agreement and the Option Price by (i) cashier’s or certified check, (ii) wire transfer of immediately available funds, (iii ) cash in an amount equal to such Option Price, (iv) in the Company’s sole discretion at the time the Option is exercise and after a Public Offering, pursuant to Regulation T Program as defined in rules promulgated by the Federal Reserve Board if such a program is adopted by the Company, or (v) any other form of legal consideration that may be acceptable to the Board.

3. Definitions. For purposes of this Agreement, the following terms have the indicated meanings:

“Affiliate” means any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Company.

“Board” means the Company’s Board of Directors.

“Cause” shall mean (i) the commission of a felony or other crime, in each case involving moral turpitude, (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iii) any act or omission involving dishonesty that causes material injury to the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iv) gross negligence with respect to the Company or any of its Subsidiaries, (v) willful misconduct with respect to the Company or

1.

any of its Subsidiaries, (vi) failure to perform his responsibilities and duties to the Company or any of its Affiliates, (vii) non-satisfactory performance of Executive’s duties and obligations to the Company in the good faith determination of the Board, provided that such non-satisfactory performance is due to events that are within Executive’s control, or (viii) any other material breach of this Agreement or any other agreement referred to therein between the Executive and the Company or any of its Affiliates referred to herein; provided that it shall only be deemed “Cause” pursuant to clauses (iv), (v), (vi) or (vii) if Executive is given written notice describing the basis of Cause and fails to cure within thirty (30) days.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” means the Stock Option Committee, or such other committee of the Board which may be designated by the Board to administer the 2002 Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the 2002 Plan shall be vested in and exercised by the Board.

“Common Stock” shall mean the Company’s Common Stock $.001 par value per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Disability” means the incapacity of Executive, due to injury, illness, disease, or bodily or mental infirmity, to perform substantially all of Executive’s usual duties of employment with the Company, such Disability to be determined by the Company in good faith.

“Employment Agreement” means the employment agreement by and between the Executive and the Company of even date with this Agreement.

“Fair Market Value” means the fair value of such Option Shares determined in good faith by the Board based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of holder other than Executive (except for the Company or Parthenon and, to the extent that Executive is permitted to transfer Option Shares pursuant to Section 7 or 10, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

“Original Cost” means the Exercise Price, as adjusted for stock splits, stock dividends and the like.

“Parthenon” means Rackable Investment LLC, a Delaware limited liability company, and/or any of its Subsidiaries, affiliates, or successors and assigns.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

2.

“Public Offering” means a public offering and sale of common equity securities of the Company pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an Executive benefit plan.

“Sale of the Company” means (i) a sale of all or substantially all of the consolidated assets of the Company to any Person or (ii) the transfer or other disposition to any Person or group of Persons (as the term “group” is defined in the Securities Exchange Act of 1934) (other than Parthenon or any affiliate thereof) of outstanding equity securities (whether by sale, issuance, merger, consolidation, reorganization, combination or otherwise) of the Company such that after giving effect to such transfer, such Person or group of Persons would own or control the right to elect at least a majority of the members of the Board.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

“Termination Date” means the date as of which Executive is no longer employed by the Company for any reason.

4. Vesting.

(a) The Option shall vest with respect to the Applicable Percentage (as defined herein) of Option Shares if and only so long as Executive is and has continued to be employed by the Company or any of its Subsidiaries through such vesting date. The Applicable Percentage shall mean that the Option shall vest over five (5) years with 20% of the Option Shares vesting on the first anniversary of the effective date of the Employment Agreement and 1/60th of the Option Shares vesting on a monthly basis thereafter until the Option is 100% vested (i.e., over four years). Notwithstanding anything to the contrary herein, the Applicable Percentage shall not increase once the Executive ceases to be employed by the Company or its Subsidiaries except and solely to the extent provided in the Employment Agreement; provided, however, that if Executive’s continuous service with the Company or its Subsidiaries is involuntarily terminated without Cause prior to the first anniversary of the effective date of the Employment Agreement, the Option shall be 20% vested as of the termination date.

(b) Until such time as the Option has expired pursuant to this Agreement, Executive may exercise the Option pursuant to Section 2 above whether or not such Option has vested pursuant to subsection (a) above; provided that Executive shall enter into a restricted stock agreement with respect to such Option Shares in form and substance satisfactory to the Board in its sole discretion (it being understood that such restricted stock agreement will provide, among other things, that the Option Shares

3.

issued in respect of the unvested portion of the Option will continue to be subject to vesting (pursuant to the same vesting schedule as provided in subsection (a) above), the unvested Option Shares shall be subject to repurchase at the lower of Original Cost and Fair Market Value and Executive shall grant a proxy to give to Parthenon the vote for all of the unvested Option Shares in Parthenon’s sole discretion.

5. Expiration of Option.

(a) Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date set forth in Section 1 above.

(b) Early Expiration Upon Termination of Service. Any portion of the Option that was not vested and exercisable on the date Executive’s employment with the Company terminated shall expire and be forfeited on such date. Any portion of the Option that was vested and exercisable but unexercised on the date Executive’s employment the Company terminated shall also expire and be forfeited, provided that: (i) if Executive is discharged for Cause, the Option must be exercised within 15 days after the date of his discharge or resignation, (ii) if Executive is discharged other than for Cause and other than by reason of death or Disability, or resigns, the Option must be exercised within 3 months after the date of his discharge or resignation, (iii) if Executive dies while employed by the Company, the Option must be exercised within 18 months after the date of his death, and (iv) if Executive’s employment terminates due to his Disability, the Option must be exercised within 12 months after the date his employment is terminated. Notwithstanding the foregoing, in no event shall the Option remain exercisable after the Expiration Date.

(c) Sale of the Company. If Executive has been continuously employed by the Company from the date of this Agreement until a Sale of the Company, the portion of Executive’s outstanding Option which has not become vested at the date of such event shall immediately vest and become exercisable with respect to 100% of the Option Shares simultaneously with the consummation of the Sale of the Company, Executive’s Options shall be assumed, substituted or continued by the surviving company following the Sale of the Company only if agreed to by the surviving corporation on terms satisfactory to the Board, and if such Executive’s Option is not assumed, substituted or continued, then that portion of the Option that has not been exercised prior to or in connection with the Sale of the Company, shall expire and be forfeited on such date.

6. Procedure for Exercise. Subject to Section 4(b), Executive may exercise all or any portion of the Option at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company’s Secretary) and his written acknowledgement that such Executive has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Executive regarding the Company, together with payment of the Option Price in full in accordance with the provisions of Section 2 above, plus any withholding tax required in connection with such exercise. In addition to satisfying all other conditions to exercise set forth in the 2002 Plan and this Agreement, (i) Executive shall permit the Company to deliver to such Executive all financial and other information regarding the Company it believes necessary to enable such Executive to make an informed investment decision; (ii) Executive shall make all customary investment representations which the Company requires; and (iii) if Executive is a resident of a community property jurisdiction, Executive shall deliver an executed spousal consent in the form of Exhibit B hereto.

7. Right to Purchase Option Shares For Certain Actions.

(a) Repurchase Right. In the event of a “Repurchase Event” (as defined below) all or any portion of the Option Shares (whether held by Executive or one or more transferees, other than the

4.

Company, Parthenon or a bona fide purchaser following a Public Offering or a Sale of the Company) will be subject to repurchase by the Company and/or Parthenon pursuant to the terms and conditions set forth in this Section 7 (the “Repurchase Option”). In connection with each Repurchase Event (if any), the Company and Parthenon shall have the right to purchase all or a portion of the Option Shares at a price equal to the Original Cost thereof.

(b) Repurchase Event. For purposes of this Agreement, a Repurchase Event means any one of the following events:

(i) If at any time from the effective date of the Employment Agreement through the two (2) year anniversary of the Termination Date, Executive directly or indirectly through another entity (A) induces or attempts to induce any employee of the Company (or any of its Subsidiaries or any of its other Affiliates to which Executive provides executive services (each Subsidiary and Affiliate, together with RSI, a “Designated Affiliate”) to leave the employ of the Company or such Designated Affiliate; (B) hires or employs any person who was an employee of the Company or any Designated Affiliate at any time during the from the effective date of the Employment Agreement through the Termination Date; (C) calls on, solicits, or services any customer, supplier, licensee, licensor or other business relation or prospective client of the Company or any Designated Affiliate with respect to products and/or services that are or have been provided by the Company or such Designated Affiliate during the twelve-month period prior to the Termination Date, or which the Company or its Designated Affiliate is currently in the process of developing; or (D) induces or attempts to induce any customer, supplier, licensee, licensor or other business relation of the Company or any of its Designated Affiliates to cease doing business with the Company or such Designated Affiliate. Notwithstanding the foregoing, a Repurchase Event will not occur if Todd Ford and Tom Barton elect to work together following their termination of employment with the Company, and do not otherwise take any of the actions described in this Section 7(b)(i), and provided further that such collaboration is not a Repurchase Event under Sections 7(b)(ii) or 7(b)(iii) below. For the purposes of this Agreement, “RSI” shall mean Rackable Systems, Inc. and its predecessors, the predecessor in interest to the Company’s business.

(ii) If at any time from the effective date of the Employment Agreement through the two (2) year anniversary of the Termination Date, Executive intentionally uses, discloses or misappropriates the intellectual property or other confidential information of the Company and such use, disclosure or misappropriation causes material harm to the Company.

(iii) If at any time from the Termination Date through the two (2) year anniversary of the Termination Date, Executive provides services to any person entity that provides substantially similar services and/or products as the Company on the Termination Date of during the twelve-month period prior to the Termination Date.

(iv) Nothing contained in this Option Agreement shall affect any of the Company’s rights or the Executive’s obligations under his employment agreement with the Company or any other agreements related thereto.

(c) Repurchase Procedures. The Company may elect or decline to exercise the Repurchase Option by delivering written notice (the “Repurchase Notice”) to the holder or holders of the applicable Option Shares within 90 days after the Repurchase Event. The Company may elect to purchase all or any portion of the Option Shares. The Repurchase Notice will set forth the number of Option Shares to be acquired from such holder(s), the aggregate consideration to be paid for such holder’s Option Shares and the time and place for the closing of the transaction. If any Option Shares are held by any transferees of Executive, the Company will purchase such Option Shares elected to be purchased from such holder(s),

5.

pro rata according to the number of Option Shares held by such holder(s) at the time of delivery of the Repurchase Notice (determined as nearly as practicable to the nearest share of Option Shares).

(d) Parthenon Repurchase. If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option, Parthenon shall be entitled to exercise the Repurchase Option for all or any portion of the Option Shares that the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, but not later than 90 days following the Repurchase Event, the Company shall give written notice (the “Option Notice”) to Parthenon and Executive setting forth the number of Available Shares and the purchase price for the Available Shares. Parthenon may elect to purchase any or all of the Available Shares by giving written notice to the Company and Executive within one month after the Option Notice has been given by the Company. As soon as practicable thereafter, the Company shall notify each holder of Option Shares as to the number of shares being purchased from such holder by Parthenon (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Option Shares, the Company shall also deliver written notice to Parthenon setting forth the number of shares Parthenon is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

8. Closing of Repurchase. The closing of a repurchase transaction will take place on the date(s) designated by the Company in the Repurchase Notice and Supplemental Repurchase Notice, as the case may be. The Company will pay for any Option Shares to be purchased pursuant to a Repurchase Option by first offsetting any amounts outstanding under any bona fide debts owed by Executive (or one or more of Executive’s transferees, other than the Company, Parthenon, or a bona fida purchaser following a Public Offering or a Sale of the Company) to the Company or any of its Affiliates and will pay the remainder of the purchase price b a certified or cashier’s check or wire transfer of funds in the aggregate amount of the purchase price for such Option Shares. Parthenon will pay for Option Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive (or one or more of Executive’s transferees, other than the Company, Parthenon or a bona fida purchaser following a Public Offering or a Sale of the Company) to Parthenon or any of its Affiliates and will pay the remainder of the purchase price by a certified or cashier’s check or wire transfer of funds in the aggregate amount of the purchase price for such Option Shares. Executive acknowledges that all repurchases of Option Shares will be subject to applicable restrictions and covenants contained in applicable law and in the Company’s and its affiliates financing agreements. Notwithstanding anything to the contrary contained herein, if (A) any such restrictions or covenants contained in such financing agreements or applicable law prohibit the repurchase by cash of Option Shares hereunder which the Company is otherwise entitled to make, or such repurchase for cash would result in a default or acceleration under such financing agreements, or (B) the Company does not have adequate cash availability (as determined in its sole discretion) (collectively, the “Repurchasing Circumstances”), then the Company will not be required to make such repurchase (and may defer making such repurchase even though it has exercised the Repurchase Option) until promptly following the date that the Repurchasing Circumstances cease to exist or until the completion of the nine month period following the Repurchase Event, whichever is earlier.

9. Restrictions on Transfer of Option Shares.

(a) Non-Transferability of Option. The Option is personal to Executive and is not transferable by Executive other than by will or the laws of descent and distribution. During such Executive’s lifetime only Executive (or his guardian or legal representative) may exercise the Option. In the event of such Executive’s death, the Option may be exercised only (i) by the executor or administrator of Executive’s estate or the person or persons to whom Executive’s rights under the Option shall pass by

6.

will or the laws of descent and distribution and (ii) to the extent that Executive was entitled hereunder at the date of such Executive’s death.

(b) Transfer of Option Shares. Executive shall not sell, pledge, transfer or otherwise dispose (a “Transfer”) any interest in any Option Shares unless Executive obtains the prior written consent of the Board.

10. Additional Restrictions on Transfer.

(a) Legend. The certificates, if any, representing the Option Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND TODD FORD DATED DECEMBER     , 2002 PURSUANT TO WHICH THEY WERE ORIGINALLY ISSUED, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Option Shares.

(b) Transfer Requirement. No holder of Option Shares may Transfer any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer and that such Transfer is in compliance with the provisions herein. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Option Shares will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates (in the event such Option Shares are certificated) for such securities which do not bear the Securities Act legend set forth in Section 10(a).

(c) Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. Executive hereby represents that when such Executive exercises his Option Executive shall be purchasing Option Shares for his own account and not on behalf of others. Executive understands and acknowledges that federal and state securities laws govern and restrict such Executive’s right to Transfer any Option Shares unless such Transfer thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Subject to the terms and conditions set forth in this Agreement, Executive hereby agrees that he shall not Transfer any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law.

7.

11. Approved Sale.

(a) In the event of an Approved Sale (as defined below), each holder of Option Shares will vote for, consent to and raise no objections against such Approved Sale, provided that such holders participating in such Approved Sale will, upon the consummation of such Approved Sale, be entitled to receive the same type of consideration as to be received by the preferred stockholders of the Company and provided further that, if there is more than one type of consideration, that each type of consideration be allocated proportionately among the preferred stockholders of the Company and such holders based upon the total value of consideration to be received by the preferred stockholders and such holders in the transaction. If the Approved Sale is structured (x) as a merger or consolidation, each such holder of Option Shares will waive any dissenters rights, appraisal rights or similar rights in conjunction with such merger or consolidation or (y) as a sale of equity, each such holder of Option Shares will agree to sell up to all of such Option Shares on the terms and conditions approved by the Company, and (z) as a sale of assets, each such holder of Option Shares will vote in favor of any subsequent liquidation or other distribution of the proceeds therefrom as approved by the Board. Each holder of Option Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by Parthenon (including, without limitation, by executing and delivering definitive agreements with respect thereto). An “Approved Sale” means any transaction approved by Parthenon or the Board involving a sale of over 50% of the assets of the Company or any direct Subsidiary thereof or of equity with over 50% of the voting power of the Company or of any direct Subsidiary thereof (whether by merger, consolidation, recapitalization, transfer of equity securities or otherwise), or any such transaction involving any other Subsidiary.

(b) Upon the consummation of the Approved Sale, each holder of Option Shares participating in such Approved Sale will receive the same portion of the aggregate consideration available to be distributed to the common stockholders of the Company (in their capacity as such) that such holders participating in such sale (in their capacity as stockholders of the Company) would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately before such Approved Sale (a “Liquidation”) (and, in the event of a sale of stock, assuming that the only securities of the Company outstanding were those shares of capital stock involved in such sale), and assuming that the holders of convertible securities had converted their shares if by converting such holders would have received more proceeds upon a Liquidation (for the purposes of clarity, any holders of options or warrants shall only be entitled to receive proceeds in respect thereof if such options or warrants are exercised in connection with such Approved Sale).

(c) Each holder of Option Shares will be obligated to join on a pro rata basis (applied such that after giving effect thereto, the aggregate consideration paid to each such holder would comply with the provisions of Section 10(b )) in any purchase price adjustments, indemnification or other obligations that the sellers of Option Shares are required to provide in connection with the Approved Sale (other than any such obligations that relate solely to a particular holder of Option Shares, such as indemnification with respect to representations and warranties given by a holder regarding such holder’s title to and ownership of Option Shares, in respect of which only such holder will be liable) (and, without limiting the foregoing, in the Company’s sole discretion, the proceeds with respect to an Approved Sale may be withheld from any holder pending the execution of such documents or posting of security as the Board deems necessary to cover any purchase price adjustments, indemnification or other such obligations of the Company or such holder).

(d) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a

8.

merger, consolidation or other reorganization), the holders of Option Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Option Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Option Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(e) Each holder of Option Shares will bear their pro rata share (applied such that after giving effect thereto, the aggregate consideration paid to each such holder would comply with the provisions of Section 10(b)) of the costs of any sale of such Option Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Option Shares participating in such Approved Sale and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Option Shares on their own behalf will not be considered costs of the transaction hereunder; it being understood that the fees and disbursements of one counsel chosen by Parthenon will be deemed for the benefit of all holders of Option Shares participating in such Approved Sale.

(f) If any holder of Option Shares fails to deliver any certificates representing its Option Shares as required by this Section 10, such holder (i) will not be entitled to the consideration that such holder would otherwise receive in the Approved Sale until such holder cures such failure by providing the Company with reasonably satisfactory evidence (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing his or its Option Shares, and indemnify in respect thereto which is reasonably satisfactory to the Company (provided that, after curing such failure, such holder will be so entitled to such consideration without interest), (ii) will be deemed, for all purposes, no longer to be a stockholder of the Company and will have no voting rights, (iii) will not be entitled to any dividends or other distributions declared after the Approved Sale with respect to the Option Shares held by such holder, (iv) will have no other rights or privileges granted to the holder of Option Shares under this or any future agreement, and (v) in the event of liquidation of the Company, such holder’s rights with respect to any consideration that such holder would have received if such holder had complied with this Section 11, if any, will be subordinate to the rights of any equity holder.

(g) The provisions of this Section 11 shall terminate upon a Public Offering.

12. Holdback Agreement. Before and after the effective date of any underwritten Public Offering, no holder of Option Shares will effect any sale or distribution of Option Shares during the period designated by the underwriters managing such underwritten Public Offering.

13. Conformity with 2002 Plan. The Option granted hereunder is intended to conform in all respects with, and is subject to all applicable provisions of, the 2002 Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the 2002 Plan shall be resolved in accordance with the terms of the 2002 Plan. By executing and returning the enclosed copy of this Agreement. Executive acknowledges his receipt of this Agreement and the 2002 Plan and agree to be bound by all of the terms of this Agreement and the 2002 Plan.

14. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Executive’s employment at any time (with or without Cause), nor confer upon Executive any right to continue in the employ of the Company for any period of time or to continue Executive’s present (or any other) rate of compensation, and in the event of Executive’s termination of employment (including, but not limited to, termination by the Company without Cause) any portion of the Option that was not previously vested and exercisable shall be forfeited. Nothing in

9.

this Agreement shall confer upon Executive any right to be selected again as a 2002 Plan participant, and nothing in the 2002 Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to the Option upon the occurrence of subsequent events except as provided in Section 16 below.

15. Indemnification and Reimbursement of Payments on Behalf of Executive. It shall be a condition of the exercise of any Option that Executive shall make appropriate payment of, and the Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive, any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock (including the Option and any Option Shares). In the event the Company or its Subsidiaries does not make such deductions or withholdings. Executive shall indemnify the Company and its Subsidiaries for any amounts paid by the Company and its Subsidiaries for any such Taxes, together with any interest, penalties and related expenses thereto.

16. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under the Option, make such adjustments in the number and type of shares authorized by the 2002 Plan, the number and type of shares covered by the Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

17. Power of Attorney. Executive constitutes, appoints and grants the Company with full power to act as its true and lawful representative and attorney-in-fact, in its name place and stead to assign and transfer the Option Shares to the appropriate acquirer thereof pursuant to Section 7 and 11 above and under no other circumstances and to take all related actions and execute all related documents and instruments on behalf of Executive in furtherance of the foregoing. The powers of attorney granted herein shall be deemed to be coupled with an interest and irrevocable.

18. Notices. Any notice hereunder to the Company shall be addressed to the Company’s principal executive office, Attention: President with a copy to Parthenon, 200 State Street, 8th Floor, Boston Massachusetts 02109, Attention: Will Kessinger, Managing Director and Brian Golson, Principal, telephone Number: (617) 478-7000, telecopier Number: (617) 478-7010 and any notice hereunder to Executive shall be addressed to Executive at Executive’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all Persons lawfully claiming under Executive.

20. Governing Law. The validity, construction, interpretation, administration and effect of this Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

21. Company References. All rights of the Company and its affiliates hereunder, may at the request of the Company or such affiliates, be exercised in whole or in part by one or more of affiliates or designees of the Company or its affiliates.

10.

22. Construction. References herein to this Agreement and any other agreement shall be references to such agreement, as amended, modified, supplemented or waived from time to time.

*     *     *     *     *

11.

IN WITNESS WHEREOF, the Company and Executive have executed this Option Agreement as of the date first above written.

RACKABLE SYSTEMS, INC.

By:	/s/ Tom Barton
Name:	Tom Barton
Its:	CEO

EXECUTIVE:

/s/ Todd Ford
Todd Ford

Exhibit A

2002 Stock Option Plan

See attached

Exhibit B

CONSENT

The undersigned spouse hereby acknowledges that I have read the following agreements to which my spouse is a party:

Rackable Systems, Inc. 2002 Option Plan

Rackable Systems, Inc. Option Agreement

and that I understand their contents. I am aware that the such agreements provide for the repurchase of my spouse’s Option Shares of Rackable Systems, Inc., a Delaware corporation (the “Company”) under certain circumstances and imposes other restrictions on such Option Shares. I agree that my spouse’s interest in the Option Shares is subject to the agreement referred to above and the other agreements referred to therein and any interest I may have in such Option Shares shall be irrevocably bound by such agreement and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by such agreement.

The undersigned spouse irrevocably constitutes and appoints [                    ], who is the spouse of the undersigned spouse (the “Securityholder”) as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Option Shares of the Company in which the undersigned now has or hereafter acquires any interest in (including but not limited to the right, without further signature, consent or knowledge of the undersigned spouse, to exercise amendments and modifications of and to terminate the aforementioned agreement and to dispose of any and all such shares of Option Shares), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Securityholder, or dissolution of marriage and this proxy will not terminate without consent of the Securityholder and the Company:

Securityholder:	Spouse of Securityholder:

Signature	Signature

Printed Name	Printed Name